Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--January 29, 2013--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter of fiscal year 2013. For the first quarter, Dolby reported total revenue of $236.6 million, compared to $234.2 million for the first quarter of fiscal year 2012.

First quarter GAAP net income was $51.3 million, or $0.50 per diluted share, compared to $73.2 million, or $0.67 per diluted share, for the first quarter of fiscal year 2012. On a non-GAAP basis, first quarter net income was $66.4 million, or $0.64 per diluted share, compared to $83.1 million, or $0.76 per diluted share, for the first quarter of fiscal year 2012. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We had a solid first quarter,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “More mobile devices than ever feature Dolby sound, and the rapidly growing number of movie titles in Dolby Atmos shows that the industry has embraced our new, more immersive cinema sound format.”

Financial Outlook

Q2 2013

Dolby anticipates total revenue to range from $240 million to $250 million. Gross margin percentages are projected to be comparable to what they were in the first quarter of fiscal 2013.

Dolby anticipates that operating expenses will be approximately $145 million on a GAAP basis and $127 million on a non-GAAP basis.

Dolby expects diluted earnings per share to be between $0.53 and $0.60 on a GAAP basis and between $0.68 and $0.75 on a non-GAAP basis.

The Company estimates that its fiscal Q2 2013 effective tax rate will range from 26 percent to 27 percent.

FISCAL YEAR 2013

Dolby now anticipates total revenue will range from $910 million to $950 million.

Dolby now anticipates that operating expenses will be approximately $572 million on a GAAP basis and $500 million on a non-GAAP basis.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories' first quarter fiscal 2013 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, January 29, 2013.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 1-888-430-8690. International callers can access the conference call at 1-719-457-2659.

A replay of the call will be available from 5:00 p.m. PT on Tuesday, January 29, 2013, until 9:00 p.m. PT on February 5, 2013 by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 6647713. An archived version of the teleconference will also be available on the Dolby Laboratories website at www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of operating expense, net income, and diluted earnings per share. These measures are adjusted to exclude amounts related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Dolby's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation expense, expense associated with dividend equivalents paid on restricted stock units, amortization of intangible assets acquired through business combinations, restructuring charges, the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Dolby's business for planning and forecasting in subsequent periods. Dolby's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses such non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its SEC filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby's investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q2 2013 and fiscal 2013, and its statements regarding the growing use and anticipated benefits of its technologies and products are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows 8 devices and the rate of consumer adoption of Windows operating systems; risks that shift from disc-based media to online media content could result in fewer devices with Dolby technologies; risks associated with the effects of macroeconomic conditions; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound from the cinema to the living room to mobile devices, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. For more information about Dolby Laboratories or Dolby® technologies, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Atmos is a trademark of Dolby Laboratories. Blu-ray Disc is a trademark of the Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. S13/26539 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Fiscal Quarter Ended
	December 28, 2012	December 30, 2011
Revenue:
Licensing	$204,876	$200,424
Products	25,498	26,400
Services	6,228	7,354
Total revenue	236,602	234,178

Cost of revenue:
Cost of licensing	3,080	3,328
Cost of products	18,489	13,888
Cost of services	4,036	3,194
Total cost of revenue	25,605	20,410
Gross margin	210,997	213,768
Operating expenses:
Research and development	42,436	32,826
Sales and marketing	58,421	43,816
General and administrative	43,108	35,465
Restructuring charges, net	-	368
Total operating expenses	143,965	112,475
Operating income	67,032	101,293
Other income, net	2,027	1,911
Income before income taxes	69,059	103,204
Provision for income taxes	(17,582)	(29,838)
Net income including controlling interest	51,477	73,366
Less: net (income) attributable to controlling interest	(128)	(207)
Net income attributable to Dolby Laboratories, Inc.	$51,349	$73,159
Net income per share:
Basic	$0.50	$0.67
Diluted	$0.50	$0.67
Weighted-average shares outstanding:
Basic	102,361	108,884
Diluted	103,523	109,443

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 28, 2012	September 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$316,193	$492,600
Short-term investments	118,681	302,693
Accounts receivable, net	51,797	43,495
Inventories	21,023	16,700
Deferred taxes	82,661	80,966
Prepaid expenses and other current assets	28,203	33,832
Total current assets	618,558	970,286
Long-term investments	308,277	361,614
Property, plant and equipment, net	254,361	254,676
Intangible assets, net	52,913	56,526
Goodwill	281,763	281,375
Deferred taxes	24,362	22,634
Other non-current assets	11,716	13,687
Total assets	$1,551,950	$1,960,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,900	$14,831
Accrued liabilities	99,019	116,092
Income taxes payable	12,890	2,424
Deferred revenue	22,656	23,493
Total current liabilities	144,465	156,840
Long-term deferred revenue	18,893	18,192
Deferred taxes	2,714	2,696
Other non-current liabilities	40,078	39,837
Total liabilities	206,150	217,565
Stockholders’ equity:
Class A common stock	47	46
Class B common stock	55	57
Additional paid-in capital	-	-
Retained earnings	1,316,461	1,709,479
Accumulated other comprehensive income	11,214	10,687
Total stockholders’ equity – Dolby Laboratories, Inc.	1,327,777	1,720,269
Controlling interest	18,023	22,964
Total stockholders’ equity	1,345,800	1,743,233
Total liabilities and stockholders’ equity	$1,551,950	$1,960,798

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fiscal Quarter Ended
	December 28, 2012	December 30, 2011
Operating activities:
Net income including controlling interest	$51,477	$73,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,129	9,929
Stock-based compensation	17,704	11,439
Amortization of premium on investments	3,794	4,920
Excess tax benefit from exercise of stock options	(469)	(57)
Provision for doubtful accounts	(179)	(52)
Deferred income taxes	(2,627)	(7,643)
Other non-cash items affecting net income	(691)	1,227
Changes in operating assets and liabilities:
Accounts receivable	(8,064)	7,531
Inventories	(6,173)	(7,271)
Prepaid expenses and other assets	8,625	1,101
Accounts payable and other liabilities	(19,898)	(22,860)
Income taxes, net	9,512	24,431
Deferred revenue	(143)	(661)
Other non-current liabilities	1,012	392
Net cash provided by operating activities	67,009	95,792
Investing activities:
Purchases of available-for-sale securities	(204,135)	(54,726)
Proceeds from sales of available-for-sale securities	389,068	51,488
Proceeds from maturities of available-for-sale securities	51,325	47,645
Purchases of property, plant and equipment	(6,717)	(12,566)
Acquisitions, net of cash acquired	—	(575)
Other investments	(3,000)	—
Purchases of intangible assets	(4,048)	—
Proceeds from sales of property, plant and equipment and assets held for sale	19	335
Net cash provided by investing activities	222,512	31,601
Financing activities:
Proceeds from issuance of common stock	4,502	813
Repurchase of common stock	(53,956)	(26,068)
Payment of cash dividend	(408,206)	—
Distribution to controlling interest	(5,039)	—
Excess tax benefit from the exercise of stock options	469	57
Shares repurchased for tax withholdings on vesting of restricted stock	(3,636)	970
Net cash used in financing activities	(465,866)	(24,228)
Effect of foreign exchange rate changes on cash and cash equivalents	(62)	(263)
Net increase in cash and cash equivalents	(176,407)	102,902
Cash and cash equivalents at beginning of period	492,600	551,512
Cash and cash equivalents at end of period	$316,193	$654,414
Supplemental disclosure:
Cash paid for income taxes	$11,734	$13,047
Cash paid for interest	$1	$36

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables show the Company’s first quarter of fiscal years 2013 and 2012 GAAP financial measures reconciled to Non-GAAP financial measures included in this release:

Net income:	Fiscal Quarter Ended
	December 28, 2012	December 30, 2011
GAAP net income	$51.3	$73.2
Stock-based compensation	17.7	11.4
Amortization of acquired intangibles	3.4	2.7
Restructuring charges, net	—	0.3
Income tax adjustments	(6.0)	(4.5)
Non-GAAP net income	$66.4	$83.1

Diluted earnings per share:	Fiscal Quarter Ended
	December 28, 2012	December 30, 2011
GAAP diluted earnings per share	$0.50	$0.67
Stock-based compensation	0.17	0.10
Amortization of acquired intangibles	0.03	0.03
Restructuring charges, net	—	—
Income tax adjustments	(0.06)	(0.04)
Non-GAAP diluted earnings per share	$0.64	$0.76

Shares used in computing diluted earnings per share (in millions)	104	109

The following tables show the Company’s second quarter and fiscal year 2013 GAAP financial targets reconciled to non-GAAP financial targets included in this release (numbers are approximate):

Operating expenses:	Q2 2013	Fiscal Year 2013
GAAP operating expenses	$145	$572
Stock-based compensation	(15)	(63)
RSU Dividend Equivalent	(2)	(5)
Amortization of acquired intangibles	(1)	(4)
Non-GAAP operating expenses	$127	$500

Diluted earnings per share:	Q2 2013
	Low	High
GAAP diluted earnings per share	$0.53	$0.60
Stock-based compensation	0.14	0.15
RSU Dividend Equivalent	0.02	0.02
Amortization of acquired intangibles	0.03	0.03
Income tax adjustments	(0.04)	(0.05)
Non-GAAP diluted earnings per share	$0.68	$0.75

Shares used in computing diluted earnings per share	103	103

CONTACT:
Dolby Laboratories
Investor Contact:
Alex Hughes, 415-645-4572
investor@dolby.com
Media Contact:
Sean Durkin, 415-645-5176
news@dolby.com